Exhibit 99

OTIS REPORTS THIRD QUARTER 2020 RESULTS

Delivers strong third quarter results; improves 2020 outlook

•Net sales down 1.4%; organic sales down 1.2%
•GAAP operating profit down $28 million with 60 basis points of margin contraction
•Adjusted operating profit up $33 million with 120 basis points of margin expansion
•New Equipment orders up slightly; backlog up 5%, 3% at constant currency
•GAAP cash flow from operations of $348 million; free cash flow of $311 million
•Improved outlook* for full-year organic sales, adjusted operating profit, adjusted EPS and free cash flow

FARMINGTON, Conn., October 26, 2020 – Otis Worldwide Corporation (NYSE:OTIS) reported third quarter 2020 net sales of $3.3 billion, a decrease of 1.2% organically versus the prior year. GAAP diluted earnings per share (EPS) decreased 16.4% to $0.61 and adjusted diluted EPS increased 25.5% to $0.69.

"Otis had another strong quarter as we continued to grow share, build backlog, expand adjusted margin and generate robust cash flow. These outcomes again demonstrate the resiliency of our business, the strength of our strategy and the dedication of our colleagues around the world to provide essential services to our customers while introducing innovative solutions to grow our business," said President and CEO Judy Marks. "We are improving our 2020 outlook reflecting our ability to deliver on near-term commitments and execute our long-term strategy."

Key Figures

($ millions, except per share amounts)	Quarter Ended September 30,				Nine Months Ended September 30,
	2020	2019	Y/Y	Y/Y (CFX)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$3,268	$3,313	(1.4)%	(1.6)%	$9,263	$9,765	(5.1)%	(3.7)%
Organic sales				(1.2)%				(3.3)%

GAAP
Operating profit	$454	$482	$(28)		$1,199	$1,378	$(179)
Operating profit margin	13.9%	14.5%	(60) bps		12.9%	14.1%	(120) bps
Net income	$266	$317	(16.1)%		$655	$898	(27.1)%
Earnings per share	$0.61	$0.73	(16.4)%		$1.51	$2.07	(27.1)%

Adjusted non-GAAP comparison
Operating profit	$503	$470	$33	$30	$1,410	$1,399	$11	$33
Operating profit margin	15.4%	14.2%	120 bps	110 bps	15.2%	14.3%	90 bps	90 bps
Net income	$302	$241	25.3%		$808	$766	5.5%
Earnings per share	$0.69	$0.55	25.5%		$1.86	$1.77	5.1%

Third quarter net sales of $3.3 billion decreased 1.4% versus the prior year, with a 1.2% decline in organic sales. Organic sales declined low single digits in both the New Equipment and Service segments.

Third quarter GAAP operating profit of $454 million decreased $28 million from the prior year driven by segment operating profit decline of $18 million, including incremental public company standalone costs, and non-recurring separation costs, partially offset by favorable transactional foreign exchange. GAAP operating profit margin contracted 60 basis points to 13.9%.

Adjusted operating profit of $503 million increased $33 million and $30 million at constant currency. Operating profit growth at constant currency was driven by profit growth of $19 million in the Service segment, lower corporate costs and favorable transactional foreign exchange, partially offset by profit decline of $9 million in the New Equipment segment. Adjusted operating profit margin expanded 120 basis points to 15.4%, with continued margin expansion in the Service segment.

GAAP EPS of $0.61 decreased $0.12, driven by the decline in operating profit and higher interest expense. Adjusted EPS of $0.69 increased $0.14, driven by adjusted operating profit growth and a lower adjusted tax rate.

Year-to-date net sales declined 5.1% versus the prior year, with a 3.3% decline in organic sales and 1.8% headwind from foreign exchange and the impact from divestitures. GAAP operating profit decreased $179 million, with margin contraction of 120 basis points primarily due to higher non-recurring separation costs, incremental public company standalone costs and a one-time charge taken in the first quarter. Adjusted operating profit increased $33 million at constant currency and margin expanded 90 basis points driven by strong performance in the Service segment.

New Equipment Segment

	Quarter Ended September 30,				Nine Months Ended September 30,
($ millions)	2020	2019	Y/Y	Y/Y (CFX)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$1,423	$1,450	(1.9)%	(1.6)%	$3,840	$4,221	(9.0)%	(7.3)%
Organic sales				(1.0)%				(7.0)%

GAAP
Operating profit	$95	$115	$(20)		$238	$312	$(74)
Operating profit margin	6.7%	7.9%	(120) bps		6.2%	7.4%	(120) bps

Adjusted non-GAAP comparison
Operating profit	$102	$114	$(12)	$(9)	$258	$320	$(62)	$(52)
Operating profit margin	7.2%	7.9%	(70) bps	(50) bps	6.7%	7.6%	(90) bps	(80) bps

In the third quarter, net sales of $1.4 billion decreased 1.9% with a 1.0% decline in organic sales. Organic sales were down low single digits in EMEA and down slightly in Asia and the Americas. China organic sales were up mid-single digits as the business continued to recover from the impacts of COVID-19.

GAAP operating profit decreased $20 million to $95 million. Adjusted operating profit decreased $12 million to $102 million as material productivity and cost containment actions were more than offset by under-absorption, other field inefficiencies, unfavorable mix and headwinds from foreign exchange. GAAP operating profit was also impacted by incremental public company standalone costs and higher restructuring costs. GAAP and adjusted operating profit margin contracted 120 and 70 basis points, respectively.

New Equipment orders were up slightly at constant currency with low single digit growth in EMEA and Asia, partially offset by low single digit decline in the Americas. New Equipment orders in China were strong, up high single digits. New equipment backlog at constant currency increased 3% versus prior year.

Year-to-date net sales declined 9.0% with a 7.0% organic decline. GAAP operating profit declined $74 million with margin contraction of 120 basis points and adjusted operating profit, at constant currency, declined $52 million and margin contracted 80 basis points.

Service Segment

	Quarter Ended September 30,				Nine Months Ended September 30,
($ millions)	2020	2019	Y/Y	Y/Y (CFX)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$1,845	$1,863	(1.0)%	(1.7)%	$5,423	$5,544	(2.2)%	(1.1)%
Organic sales				(1.4)%				(0.5)%

GAAP
Operating profit	$409	$407	$2		$1,190	$1,181	$9
Operating profit margin	22.2%	21.8%	40 bps		21.9%	21.3%	60 bps

Adjusted non-GAAP comparison
Operating profit	$422	$397	$25	$19	$1,216	$1,180	$36	$47
Operating profit margin	22.9%	21.3%	160 bps	140 bps	22.4%	21.3%	110 bps	110 bps

In the third quarter, net sales of $1.8 billion decreased 1.0%, with a 1.4% decline in organic sales. Organic maintenance and repair sales declined 1.3% and organic modernization sales declined 2.1%.

GAAP operating profit increased $2 million to $409 million. Adjusted operating profit increased $25 million to $422 million as the benefit from productivity and cost containment actions and a $6 million tailwind from foreign exchange more than offset the impact from lower volume and price concessions. GAAP operating profit was also impacted by incremental public company standalone costs and higher restructuring costs. GAAP and adjusted operating profit margin expanded 40 and 160 basis points, respectively.

Year-to-date net sales declined 2.2% from a slight decline in organic sales and a 1.7% headwind from foreign exchange and the impact of net acquisitions and divestitures. GAAP operating profit increased $9 million with margin expansion of 60 basis points and adjusted operating profit, at constant currency, increased $47 million with margin expansion of 110 basis points.

Cash flow

	Quarter Ended September 30,			Nine Months Ended September 30,
($ millions)	2020	2019	Y/Y	2020	2019	Y/Y
Cash flow from operations	$348	$364	$(16)	$1,171	$1,015	$156
Free cash flow	$311	$329	$(18)	$1,059	$917	$142
Free cash flow conversion	117%	104%		162%	102%

Third quarter cash from operations of $348 million decreased $16 million versus prior year primarily driven by lower GAAP net income. Third quarter free cash flow of $311 million decreased $18 million versus prior year.

Year-to-date cash from operations of $1.2 billion increased $156 million and free cash flow increased $142 million to $1.1 million.

2020 Outlook*
Otis is improving its full year outlook to reflect strong year-to-date performance and anticipated recovery profile.
•Net sales down 3 to 4%
•Organic sales down 2 to 3%
◦Organic New Equipment sales down mid to high single digits
◦Organic Service sales flat to down slightly
•Adjusted operating profit up $30 to $40 million at constant currency and up $5 to $15 million at actual currency
•Adjusted EPS of approximately $2.42; adjusted effective tax rate of ~30.5%
•Free cash flow of approximately $1.15 billion with conversion of approximately 135% of GAAP net income

*Note: When we provide outlook for organic sales, adjusted operating profit, adjusted effective tax rate and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2 billion people a day and maintain more than 2 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 69,000 people strong, including 40,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, Facebook and Twitter @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted selling, general and administrative (“SG&A”) expense, earnings before interest taxes and depreciation (“EBITDA”), adjusted EBITDA, adjusted operating profit, adjusted net income, adjusted diluted earnings per share (“EPS”), adjusted effective tax rate and free cash flow are non-GAAP financial measures.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or nonoperational nature (“other significant items”). Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted SG&A expense represents SG&A expense (a GAAP measure), excluding restructuring costs, other significant items and allocated costs for certain functions and services previously performed by United Technologies Corporation (“UTC”) prior to our separation (“UTC allocated costs”) and including estimated standalone public company costs, as though Otis’ operations had been conducted independently from UTC (“standalone costs”). Standalone costs for the 2019 fiscal year are based on quarterly estimates determined during Otis’ annual planning process for the 2020 fiscal year.

Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs, other significant items and allocated costs for certain functions and UTC allocated costs and including estimated standalone public company costs.

Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items and UTC allocated costs and including estimated standalone public company costs, estimated adjustments to non-service pension expense, net interest expense and income tax expense as if Otis was a standalone public company (“standalone operating income adjustments”). Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), adjusted for the per share impact of restructuring, other significant items and standalone operating income adjustments.

The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for the tax impact of restructuring costs, significant items and the tax impact of the additional adjustments (estimated standalone public company costs, interest expense and non-service pension expense).

EBITDA represents net income from operations (a GAAP measure), adjusted for noncontrolling interests, income tax expense, net interest expense, non-service pension expense and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, adjusted for the impact of restructuring, other significant items and UTC allocated costs, including estimated standalone public company costs. Management believes that adjusted SG&A, EBITDA, adjusted EBITDA, adjusted operating profit, adjusted net income, adjusted EPS and the adjusted effective tax rate are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance as if it had been a standalone public company.

Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders.

When we provide our expectations for organic sales, adjusted operating profit, adjusted net income, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation and distribution. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Otis following its separation from United Technologies Corporation, including the estimated costs associated with the separation and distribution and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand, and distribution disruptions as the outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of Otis’ customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and Otis’ capital structure; (5) the timing and scope of future repurchases of Otis’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) new business and investment opportunities; (9) the anticipated benefits of moving away from diversification and balance of operations across product lines, regions and industries; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes; (13) the effect of changes in political conditions in the U.S. and other countries in which Otis and its businesses operate, including the effect of changes in U.S. trade policies or the United Kingdom’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (14) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate; (15) the ability of Otis to retain and hire key personnel; (16) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (17) the expected benefits of the separation and distribution; (18) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions; (19) risks associated with indebtedness incurred as a result of financing transactions undertaken in connection with the separation; (20) the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the separation will exceed Otis’ estimates; and (21) the impact of the separation on Otis’ businesses and Otis’ resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statements on Form 10 and Form S-3 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Consolidated Statements of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(amounts in millions, except per share amounts)	2020	2019	2020	2019
Net Sales	$3,268	$3,313	$9,263	$9,765
Costs and Expenses:
Cost of products and services sold	2,289	2,338	6,496	6,905
Research and development	37	39	112	118
Selling, general and administrative	481	444	1,387	1,329
Total Costs and Expenses	2,807	2,821	7,995	8,352
Other income (expense), net	(7)	(10)	(69)	(35)
Operating profit	454	482	1,199	1,378
Non-service pension expense (benefit)	2	(16)	—	(38)
Interest expense (income), net	39	(6)	85	(8)
Net income before income taxes	413	504	1,114	1,424
Income tax expense	103	143	337	411
Net income	310	361	777	1,013
Less: Noncontrolling interest in subsidiaries' earnings	44	44	122	115
Net income attributable to common shareholders	$266	$317	$655	$898
Earnings Per Share of Common Stock:
Basic	$0.61	$0.73	$1.51	$2.07
Diluted	$0.61	$0.73	$1.51	$2.07
Weighted Average Number of Shares Outstanding:
Basic shares	433.2	433.1	433.1	433.1
Diluted Shares	435.1	433.1	434.1	433.1

Otis Worldwide Corporation
Segment Net Sales and Operating Profit

	Quarter Ended September 30,		Quarter Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020		2019
	Reported	Adjusted	Reported	Adjusted
Net Sales
New Equipment	$1,423	$1,423	$1,450	$1,450
Service	1,845	1,845	1,863	1,863
Consolidated Net Sales	$3,268	$3,268	$3,313	$3,313

Operating Profit
New Equipment	$95	$102	$115	$114
Service	409	422	407	397
Segment Operating Profit	504	524	522	511
General corporate expenses and other	(50)	(21)	(40)	(41)
Consolidated Operating Profit	$454	$503	$482	$470

Segment Operating Profit Margin
New Equipment	6.7%	7.2%	7.9%	7.9%
Service	22.2%	22.9%	21.8%	21.3%
Total Operating Profit Margin	13.9%	15.4%	14.5%	14.2%

	Nine Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020		2019
	Reported	Adjusted	Reported	Adjusted
Net Sales
New Equipment	$3,840	$3,840	$4,221	$4,221
Service	5,423	5,423	5,544	5,544
Consolidated Net Sales	$9,263	$9,263	$9,765	$9,765

Operating Profit
New Equipment	$238	$258	$312	$320
Service	1,190	1,216	1,181	1,180
Segment Operating Profit	1,428	1,474	1,493	1,500
General corporate expenses and other	(229)	(64)	(115)	(101)
Consolidated Operating Profit	$1,199	$1,410	$1,378	$1,399

Segment Operating Profit Margin
New Equipment	6.2%	6.7%	7.4%	7.6%
Service	21.9%	22.4%	21.3%	21.3%
Total Operating Profit Margin	12.9%	15.2%	14.1%	14.3%

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020	2019	2020	2019
New Equipment
Net sales	$1,423	$1,450	$3,840	$4,221
GAAP Operating profit	95	115	238	312
Restructuring	7	2	20	16
UTC allocated corporate expenses	—	1	—	4
Public company standalone costs[1]	—	(5)	—	(12)
Other	—	1	—	—
Adjusted New Equipment Operating Profit	$102	$114	$258	$320
Adjusted operating profit margin	7.2%	7.9%	6.7%	7.6%
Service
Net sales	$1,845	$1,863	$5,423	$5,544
GAAP Operating profit	409	407	1,190	1,181
Restructuring	13	1	26	28
UTC allocated corporate expenses	—	3	—	10
Public company standalone costs[1]	—	(15)	—	(40)
Other	—	1	—	1
Adjusted Service Operating Profit	$422	$397	$1,216	$1,180
Adjusted Operating Profit Margin	22.9%	21.3%	22.4%	21.3%

General corporate expenses and other
General corporate expenses and other	$(21)	$(41)	$(64)	$(101)
Adjusted Total Operating Profit	$503	$470	$1,410	$1,399

Total Otis
GAAP Operating profit	$454	$482	$1,199	$1,378
Restructuring	20	4	46	44
Loss on disposal of business	—	(1)	—	18
One-time separation costs	29	7	82	10
Fixed asset impairment	—	—	67	—
UTC allocated corporate expenses	—	20	16	56
Public company standalone costs[1]	—	(41)	—	(105)
Other	—	(1)	—	(2)
Adjusted Total Operating Profit	$503	$470	$1,410	$1,399
Adjusted Operating Profit Margin	15.4%	14.2%	15.2%	14.3%

1 - Public company standalone costs represent estimated costs such as personnel costs, risk management and incentive compensation that have been incurred and are reflected in results for the quarter and nine months ended September 30, 2020 and are not adjusted. For the quarter ended and nine months ended September 30, 2019, these standalone costs have been included in the adjustments, as though Otis' operations had been conducted independently from UTC.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2020	2019	2020	2019
Adjusted Operating Profit	$503	$470	$1,410	$1,399
Non-service pension cost (benefit)[3]	2	(4)	—	(5)
Net interest expense[2]	(39)	(48)	(85)	(111)
Adjusted income from operations before income taxes	462	418	1,325	1,283
Income tax expense	103	143	337	411
Tax impact on restructuring and non-recurring items	8	2	47	11
Tax impact on other adjustments	—	(14)	—	(29)
Non-recurring tax items	5	2	11	9
Adjusted net income from operations	346	285	930	881
Noncontrolling interest	44	44	122	115
Adjusted net income attributable to common shareholders	$302	$241	$808	$766

GAAP income attributable to common shareholders	$266	$317	$655	$898
Restructuring	20	4	46	44
Loss on disposal of business	—	(1)	—	18
One-time separation costs	29	7	82	10
Fixed asset impairment	—	—	67	—
UTC allocated corporate expenses	—	20	16	56
Public company standalone costs[1]	—	(41)	—	(105)
Non-service pension cost[3]	—	(20)	—	(43)
Net interest expense[2]	—	(54)	—	(119)
Other	—	(1)	—	(2)
Tax effects of restructuring, non-recurring items and other adjustments	(8)	12	(47)	18
Non-recurring tax items	(5)	(2)	(11)	(9)
Adjusted net income attributable to common shareholders	$302	$241	$808	$766

Diluted Earnings Per Share	$0.61	$0.73	$1.51	$2.07
Impact to diluted earnings per share	0.08	(0.18)	0.35	(0.30)
Adjusted Diluted Earnings Per Share	$0.69	$0.55	$1.86	$1.77

Effective Tax Rate	24.9%	28.4%	30.2%	28.9%
Impact of adjustments on effective tax rate	0.3%	3.4%	(0.4)%	2.4%
Adjusted Effective Tax Rate	25.2%	31.8%	29.8%	31.3%

1 - Public company standalone costs represent estimated costs such as personnel costs, risk management and incentive compensation that have been incurred and are reflected in results for the quarter ended and nine months ended September 30, 2020 and are not adjusted. For the quarter ended and nine months ended September 30, 2019, these standalone costs have been included in the adjustments, as though Otis' operations had been conducted independently from UTC.

2 - Otis issued debt and began to incur interest expenses in February 2020 associated with the debt issuance. The current quarter year-to-date actual interest expense incurred has been reflected in the comparative period in 2019 as though Otis incurred those expenses in the prior year.

3 - Non-service pension included in GAAP net income attributable to Otis includes amounts associated with Otis' participation in UTC retained pension plans. The amounts related to these plans are removed from Otis' results in 2019, as though Otis' operations had been conducted independently from UTC.

Otis Worldwide Corporation

Components of Changes in Net Sales

Quarter Ended September 30, 2020 Compared with Quarter Ended September 30, 2019
	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
New Equipment	(1.0)%	(0.3)%	(0.1)%	(0.5)%	(1.9)%
Service	(1.4)%	0.7%	(0.3)%	—%	(1.0)%
Maintenance and Repair	(1.3)%	0.7%	(0.1)%	—%	(0.7)%
Modernization	(2.1)%	0.6%	(0.9)%	—%	(2.4)%
Total Net Sales	(1.2)%	0.2%	(0.2)%	(0.2)%	(1.4)%

Nine Months Ended September 30, 2020 Compared with Nine Months Ended September 30, 2019

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
New Equipment	(7.0)%	(1.7)%	(0.1)%	(0.2)%	(9.0)%
Service	(0.5)%	(1.1)%	(0.6)%	—%	(2.2)%
Maintenance and Repair	(0.8)%	(1.1)%	(0.4)%	—%	(2.3)%
Modernization	0.9%	(0.9)%	(1.5)%	—%	(1.5)%
Total Net Sales	(3.3)%	(1.4)%	(0.4)%	—%	(5.1)%

Components of New Equipment Backlog

Growth %
Q3 2020
New Equipment Backlog increase at actual currency	5.0%
Foreign exchange impact to New Equipment Backlog	(2.0)%
New Equipment Backlog at constant currency	3.0%

Otis Worldwide Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended September 30, 2020 Compared with Quarter Ended September 30, 2019

(dollars in millions)	2020	2019	Y/Y
New Equipment
Adjusted Operating Profit	$102	$114	$(12)
Impact of foreign exchange	3	—	3
Adjusted Operating Profit at constant currency	$105	$114	$(9)

Service
Adjusted Operating Profit	$422	$397	$25
Impact of foreign exchange	(6)	—	(6)
Adjusted Operating Profit at constant currency	$416	$397	$19

Otis Consolidated
Adjusted Operating Profit	$503	$470	$33
Impact of foreign exchange	(3)	—	(3)
Adjusted Operating Profit at constant currency	$500	$470	$30

Nine Months Ended September 30, 2020 Compared with Nine Months Ended September 30, 2019

(dollars in millions)	2020	2019	Y/Y
New Equipment
Adjusted Operating Profit	$258	$320	$(62)
Impact of foreign exchange	10	—	10
Adjusted Operating Profit at constant currency	$268	$320	$(52)

Service
Adjusted Operating Profit	$1,216	$1,180	$36
Impact of foreign exchange	11	—	11
Adjusted Operating Profit at constant currency	$1,227	$1,180	$47

Otis Consolidated
Adjusted Operating Profit	$1,410	$1,399	$11
Impact of foreign exchange	22	—	22
Adjusted Operating Profit at constant currency	$1,432	$1,399	$33

Otis Worldwide Corporation
Condensed Consolidated Balance Sheet

	September 30, 2020	December 31, 2019
(amounts in millions, except per share amounts)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$1,733	$1,446
Accounts receivable, net	2,958	2,861
Contract assets	481	529
Inventories, net	667	571
Other current assets	432	251
Total Current Assets	6,271	5,658
Future income tax benefits	456	373
Fixed assets, net	721	721
Operating lease right-of-use assets	548	535
Intangible assets, net	489	490
Goodwill	1,700	1,647
Other assets	288	263
Total Assets	$10,473	$9,687

Liabilities and (Deficit) Equity
Short-term borrowings	$538	$34
Accounts payable	1,392	1,331
Accrued liabilities	1,858	1,739
Contract liabilities	2,503	2,270
Total Current Liabilities	6,291	5,374
Long-term debt	5,512	5
Future pension and postretirement benefit obligations	601	590
Operating lease liabilities	375	386
Future income tax obligations	448	695
Other long-term liabilities	629	311
Total Liabilities	13,856	7,361

Redeemable noncontrolling interest	98	95
Shareholders' (Deficit) Equity:
Preferred Stock, $0.01 par value, 125 share authorized; None issued or outstanding	—	—
Common Stock, $0.01 par value, 2,000 shares authorized; 433.2 shares issued and outstanding	4	—
Additional paid-in capital	32	—
Accumulated deficit	(3,241)	—
UTC Net Investment	—	2,458
Accumulated other comprehensive loss	(819)	(758)
Total Shareholders' (Deficit) Equity	(4,024)	1,700
Noncontrolling interest	543	531
Total (Deficit) Equity	(3,481)	2,231
Total Liabilities and (Deficit) Equity	$10,473	$9,687

Debt Ratios:
Debt to total capitalization	236%	2%
Net debt to net capitalization	516%	(171)%

Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020	2019	2020	2019
Operating Activities:
Net income from operations	$310	$361	$777	$1,013
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	48	44	140	135
Stock compensation cost	17	13	44	29
Loss on fixed asset impairment	—	—	55	—
Loss on disposal of business	—	—	—	19
Change in:
Accounts receivable, net	(20)	(59)	(79)	(153)
Contract assets and liabilities, current	11	31	277	108
Inventories, net	(30)	7	(101)	31
Accounts payable	2	(10)	19	(42)
Pension contributions	(8)	(7)	(28)	(25)
Other operating activities, net	18	(16)	67	(100)
Net cash flows provided by operating activities	348	364	1,171	1,015
Investing Activities:
Capital expenditures	(37)	(35)	(112)	(98)
Investments in businesses, net of cash acquired	(34)	(7)	(50)	(39)
Investments in equity securities	—	—	(51)	—
Other investing activities, net	(76)	(16)	(76)	(13)
Net cash flows used in investing activities	(147)	(58)	(289)	(150)
Financing Activities:
Issuance of long-term debt, net	—	—	6,300	—
Payment of long-term debt issuance costs	—	—	(43)	—
Repayment of long-term debt	(750)	—	(750)	—
Increase in short-term borrowings, net	509	2	510	18
Net transfers from (to) UTC	—	(268)	(6,330)	(598)
Dividends paid on common stock	(86)	—	(173)	—
Dividends paid to noncontrolling interest	(82)	(77)	(125)	(132)
Other financing activities, net	—	2	22	18
Net cash flows provided by (used in) financing activities	(409)	(341)	(589)	(694)
Summary of Activity:
Net cash provided by operating activities	348	364	1,171	1,015
Net cash used in investing activities	(147)	(58)	(289)	(150)
Net cash provided by (used in) financing activities	(409)	(341)	(589)	(694)
Effect of foreign exchange rate changes on cash and cash equivalents	33	(45)	—	(41)
Net increase in cash, cash equivalents and restricted cash	(175)	(80)	293	130
Cash, cash equivalents and restricted cash, beginning of period	1,927	1,556	1,459	1,346
Cash, cash equivalents and restricted cash, end of period	1,752	1,476	1,752	1,476
Less: Restricted cash	19	16	19	16
Cash and cash equivalents, end of period	$1,733	$1,460	$1,733	$1,460

Otis Worldwide Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2020		2019

Net income attributable to common shareholders	$266		$317
Net cash flows provided by operating activities	$348		$364
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		131%		115%
Capital expenditures	(37)		(35)
Capital expenditures as a percentage of net income attributable to common shareholders		(14)%		(11)%
Free cash flow	$311		$329
Free cash flow as a percentage of net income attributable to common shareholders		117%		104%

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2020		2019

Net income attributable to common shareholders	$655		$898
Net cash flows provided by operating activities	$1,171		$1,015
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		179%		113%
Capital expenditures	(112)		(98)
Capital expenditures as a percentage of net income attributable to common shareholders		(18)%		(11)%
Free cash flow	$1,059		$917
Free cash flow as a percentage of net income attributable to common shareholders		162%		102%